Exhibit 31.1

Nabi Biopharmaceuticals

CERTIFICATIONS

I, Raafat E.F. Fahim, certify that:

1. I have reviewed this annual report on Form 10-K/A of Nabi Biopharmaceuticals;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2012	By:	/s/ Raafat E.F. Fahim, Ph.D.
Raafat E.F. Fahim, Ph.D. Chief Executive Office, President and Acting Chief Financial Officer